Exhibit 24(b)(11)



INDEPENDENT AUDITORS' CONSENT
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Oppenheimer Main Street Funds, Inc.:


We consent to the use in this Post-Effective Amendment No. 21 to Registration Statement No. 33-17850 of our reports dated and September on the financial statements of Oppenheimer Main Street Income & Growth Fund and Oppenheimer Main Street California Municipal Fund appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.


/s/ Deloitte & Touche
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Deloitte & Touche

Denver, Colorado
December 3, 1997